Exhibit 10.1

FORM OF SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “2023 SPA”) dated as signed by and between IGC Pharma, Inc., a Maryland corporation (the “Company”), and Investor as identified in Exhibit B (the “Investor”).

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, shares in IGC (the “Shares”) Common Stock, par value $0.0001 per share, (“Common Stock”) upon the terms and conditions set forth in this Agreement; and

WHEREAS, in the Investor's purchase of the Shares will be subject to certain restrictions on the transfer of the Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

1.	Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person, (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual's spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or another written instrument.

“Business Day” shall mean any day on which banks located in New York are not required or authorized by law to remain closed.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, other than to an Affiliate, or to make or effect any of the above.

2.	Sale and Purchase of Shares.

2.1.    Subscription for Shares by Investor. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase the Shares from the Company, and the Company hereby agrees to issue and sell the Shares to the Investor, in the aggregate number of Shares as set out in Exhibit A, at a purchase price as set out in Exhibit A, and for a total purchase price as set out in Exhibit A (the “Consideration”).

2.2.	Closing; Deliveries.

(a)    The closing of the acquisition of the Shares (the “Closing”) shall take place at the offices of Olshan Frome Wolosky LLP, counsel to the Company, at 1325 Avenue of the Americas, New York, New York 10019, or at such other place as the parties may mutually agree on such date and time on which the parties may mutually agree (the “Closing Date”).

(b)    At or promptly after the Closing, the Company shall deliver to the Investor, against delivery by the Investor of the Consideration (as provided below), a duly issued Stock Certificate, or a Direct Registration System (DRS) certificate, representing the number of Shares purchased by the Investor as set forth above. The Consideration shall be paid by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Company in Exhibit A.

3.	Representations, Warranties and Acknowledgments of the Investor.

The Investor hereby represents, warrants and acknowledges to the Company as follows:

3.1.	Execution, Delivery and Performance.

The Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms.

3.2.	No Conflicts.

None of the execution, delivery and performance of this Agreement by the Investor will conflict with or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Investor is a party or by which the Investor is bound.

3.3.	Investment Representations.

(a)    The Investor understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the provisions of Section 4(a)(2) of the Securities Act and Regulation D and/or Regulation S adopted thereunder. The Investor is acquiring the Shares solely for purposes of investment and with no present intention to distribute such Shares. The Investor is an “accredited investor,” as defined in Rule 501 of Regulation D, and it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Company pursuant to the terms of this Agreement.

(b)    The Investor understands that (i) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss of the Investor's investment therein, (ii) there are substantial restrictions on the transferability of the Shares under the terms hereof and the provisions of the Securities Act and (iii) following the Closing there may not be an active public market for the Shares and, accordingly, it may not be possible to liquidate its investment in the Company in case of emergency, or otherwise.

3.4.	Access to Information; Reliance.

The Investor has been provided an opportunity to ask questions of, and has received answers thereto satisfactory to it from, the Company and its representatives concerning the Company and the Investor's investment therein, and the Investor has been provided with such information as it has requested from the Company concerning the same. The Investor has sought independent legal, investment and tax advice to the extent that it has deemed necessary or appropriate in connection with its decision to invest in the Company.

3.5.	Investor Information.

The information concerning the Investor set forth on the signature page hereof is true and correct. The Investor shall promptly notify the Company and provide the Company with corrected information should any of such Investor information cease to be correct following the date hereof.

3.6.	Involvement in Certain Legal Proceedings. The Investor:

(a)    has not filed or had filed against it a petition under the federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for its business or property or any partnership, corporation or business association in which it was a general partner or executive officer at or within five years before the time of such filing;

(b)    has not been convicted in a criminal proceeding, and is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)    has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority or court of competent jurisdiction, permanently or temporarily barring, limiting or enjoining it from engaging in, or otherwise limiting its ability to engage in or be associated with any Person engaged in, any type of business practice, conduct or employment (including without limitation in connection with the purchase or sale of any security or commodity); and

(d)    has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission to have violated any federal or state securities law or federal commodities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated.

4.	Representations and Warranties of the Company.

The Company represents and warrants to the Investor as follows:

4.1.	Execution, Delivery and Performance.

The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms.

4.2.	Shares Duly Authorized.

The Shares to be issued to the Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.

4.3.	No Conflicts.

None of the execution, delivery and performance of this Agreement by the Company will conflict with the Company's Certificate of Incorporation or By-laws, as amended to date, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

4.4.	Capitalization.

As of the date hereof and as of the Closing Date, the Company has approximately 53,077,436 shares issued and outstanding, and Company warrants and options as set out in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022. In addition, Investor acknowledges that the current management shall be issued shares pursuant to the employee equity incentive plans that will cause dilution in the number of shares outstanding.

4.5.	Operations.

Except as set forth in the SEC Documents (defined below), the Company (a) has no material debts or obligations of any kind or nature whatsoever, secured or unsecured, contingent or absolute, present or past or of any other kind; (b) has no material federal or state income, withholding or other taxes due or owing; (c) has no material employment or other agreements, oral or written, presently in force; (d) has no legal proceedings, judgments or investigations pending, contemplated or threatened against or affecting it; (e) owes no material fees, salaries or expenses to any person or other entity; and (f) has never been involved in any bankruptcy, receivership or other such action.

4.6.	Materials to be Supplied.

All materials supplied and to be supplied to the Investor by the Company are true, accurate and complete documents, including, but not limited to, the Certificate of Incorporation and By-laws of the Company, as amended to date, and any and all other documents.

4.7.	Information.

(a)    The Company has delivered to the Investor true, accurate and complete copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and Quarterly Reports on Form 10-Q for the quarter ended June 30, September 30, and December 31, 2022 (the “SEC Documents”). None of the SEC Documents nor any other form, statement, notice, report or document filed by the Company with the SEC prior to the date hereof contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(b)    The Company acknowledges that nothing has occurred with respect to which the Company would be required to file any report on Form 8-K. Between and until the Closing, the Company will provide to the Investor copies of any and all reports filed by the Company with the SEC and any and all reports or notices delivered to the stockholders of the Company concurrently with the filing or delivery thereof.

(c)	The shares of Common Stock are currently listed and traded on the NYSE-AMERICAN.

4.8.	Financial Statements.

The balance sheets, and statements of operations, cash flows and shareholders' equity contained in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits). The financial statements included in the Company's Annual Report on Form 10-K filed with the SEC are as audited by, and include the related opinions of Manohar Chowdhry and Associates, the Company's current independent registered public accounting firm. The financial information included in the Company's Quarterly Reports on Form 10-Q filed with the SEC are unaudited but reflect all adjustments (including normally recurring accounts), which the Company considers necessary for a fair presentation of such information.

4.9.	Disclosure.

There is no fact relating to the Company that the Company has not disclosed to the Investor in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the condition (financial or otherwise) of the Company. No representation or warranty by the Company herein and no information disclosed in the disclosure schedules and exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.	Covenants.

5.1.	NYSE AMERICAN.

In order to comply with NYSE AMERICAN rules, in no event shall the Company be obligated to issue a number of Shares under this Agreement equal to more than 19.9% of its outstanding shares of Common Stock, determined immediately prior to the Closing, and the Company agrees not to issue shares of Common Stock in any other related transaction or series of transactions (whether an additional financing or an acquisition transaction in consideration, in whole or part, for Common Stock) that would be integrated herewith and counted together so as to exceed such threshold.

6.	Piggy-Back Registration Rights.

6.1.	Participation in Registrations.

Subject to Section 6.2 and the other provisions of this Section 6, if the Company shall determine to register any Common Stock pursuant to the Securities Act, the Company will use its best efforts to include in such registration such number of Shares as it reasonably believes (or, if such offering shall be an underwritten public offering of securities, as the underwriter (the “Underwriter”) advises the Company in writing) can be sold in such offering without adversely affecting its (or the Underwriter's) ability to effect an orderly distribution of such securities (the “Registrable Shares”).

6.2.	Underwritten Offerings.

In the event a registration giving rise to the Investor's rights pursuant to Section 6.1 relates to an underwritten offering of securities, the Investor's right to registration pursuant to Section shall be conditioned upon its (a) participation in such underwriting, (b) inclusion of the Registrable Shares therein and (c) execution of all Underwriting Documents requested by the Underwriter with respect thereto. In the event the Underwriter determines that the aggregate number of shares proposed for inclusion in such offering (the “Aggregate Amount”) exceeds the number of shares that it would be advisable to include in such offering (the “Recommended Amount”), the number of Registrable Shares may be reduced on a pro rata basis by the Company to the extent necessary to bring the Aggregate Amount down to the Recommended Amount.

6.3.	Expenses.

The Company shall bear all of the expenses incurred in connection with an offering of the type described in this Section 6, including, without limitation, SEC filing fees and the fees (up to a maximum aggregate amount of $2,500) of separate counsel retained with respect thereto by the Investor.

6.4.	Indemnification.

The Company and the Investor will indemnify the other party hereto against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any registration of the type described in Section 6.1, or any omission (or alleged omission) to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that no party will be eligible for indemnification hereunder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished by such party for use in connection with such registration.

6.5.	Cooperation by Holder.

The Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 6. The Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

6.6.	Excluded Offerings.

The Investor's rights pursuant to Section 6.1 shall not apply to any registrations on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the offering and sale of the Shares. Moreover, the rights described in Section 6.1 shall not be available to the Investor if, in the opinion of counsel to the Company, all of the Shares then held by the Investor could be sold without registration in a transaction complying with Rule 144 under the Securities Act.

7.	Transfer Restrictions.

7.1.	Securities Act Restrictions.

Notwithstanding anything to the contrary in this Agreement, the Investor shall not Transfer any of the Shares unless and until the Company has received an opinion of counsel reasonably satisfactory to it that the Shares may be sold pursuant to an exemption from registration under the Securities Act, the availability of which is established to the reasonable satisfaction of the Company, or a registration statement relating to the Shares has been filed by the Company and declared effective by the SEC.

7.2.	Restrictions in Connection with Underwritten Offerings.

Notwithstanding anything to the contrary in this Agreement, the Investor shall not Transfer any of the Shares for such time before or following the effective date of a registration statement with respect to a public offering of securities of the Company as shall be reasonably requested by an underwriter of such securities and agreed to by the Company.

7.3.	Non-Compliant Transfers.

Any Transfer or purported Transfer of Shares made in violation of the provisions of this Section 7 shall be null and void and without effect.

8.	Conditions to Closing of the Investor.

The obligations of the Investor to affect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

8.1.	Representations and Warranties.

The representations and warranties made by the Company in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.	Approvals.

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance of the Shares by the Company pursuant to this Agreement, shall have been duly obtained by the Company and shall be effective on and as of the Closing Date.

8.3.	Corporate Proceedings.

All corporate and other proceedings required to be undertaken by the Company in connection with the transactions contemplated hereby shall have occurred, and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Investors.

9.	Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

9.1.	Representations and Warranties.

The representations and warranties made by the Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

9.2.	Corporate Proceedings.

All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred, and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

10.	Miscellaneous.

10.1.	Restrictive Legend.

(a)    The certificate representing the Shares shall bear a legend containing a disclosure statement in substantially the following form:

The securities represented by this certificate (the “Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares may not be offered for sale, sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act, which exemption is confirmed in an opinion of counsel satisfactory to the Company. The sale, transfer or other disposition of the Shares is restricted by the provisions of the 2023 Stock Purchase Agreement, dated, in respect of the Shares, a copy of which may be obtained at no cost by written request made by the holder of record of this certificate to the Company at its principal executive offices.

(b)    The holder of Shares registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Shares for new securities that shall bear a legend which omits the first two sentences of the legend set forth in paragraph (a) of this Section 10.1.

10.2.	Notices.

All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender's transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

IGC Pharma, Inc.

10224, Falls Road

Potomac, Maryland 20854

Telephone: (301) 983-0998

Attention: Claudia Grimaldi, Vice President

cgrimaldi@igcinc.us

With a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

Attention: Spencer G. Feldman, Esq.

The Investor:

As per the contact information provided in Exhibit B.

10.3.	Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive (a) any investigation made by the Company or the Investor and (b) the Closing.

10.4.	Entire Agreement.

This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.5.	Assignment.

This Agreement, and the rights and obligations of a party hereunder, may not be assigned or Transferred by the Investor without the prior written consent of the Company.

10.6.	Binding Effect; Benefits.

This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.7.	Amendment; Waivers.

All modifications or amendments to this Agreement shall require the written consent of the Company and the Investor. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

10.8.	Applicable Law; Disputes.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

10.9.	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.10.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

11.	Actions Required at Future Shareholders Meetings.

As additional and material consideration for this Agreement, the Investor hereby agree and warrant that they shall vote in favor of and in accordance with the recommendations of the Company's Board of Directors at each of (i) the seven (7) consecutive annual shareholders’ meetings immediately following execution of this Agreement and (ii) all special shareholders’ meetings that are held prior to the eighth annual shareholders meeting immediately following execution of this Agreement. The Investor agrees that in the event the Investor is unable to vote the shares, it hereby authorizes the Company to cast the vote on its behalf. In furtherance of this Section 11 the Investor shall sign the irrevocable proxy attached hereto as Exhibit D. The parties acknowledge that this is a material provision of this Agreement, and the failure to comply with this provision shall be grounds for the Company to seek rescission of the Agreement in the event of any breach.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the Company and the Investor has caused this Agreement to be executed as of the date below.

For IGC Pharma, Inc. Name: Authorized Signatory Date:	For Investor(s) as set out in Exhibit B. Name: Authorized Signatory Date:

EXHIBIT A

Consideration	$___ Million
Purchase price	$0.30
Total of the Shares to be delivered	____Million

Wire transfer information for “The Consideration”

Name of Bank
Address
Name of Bank Manager
Phone number of Bank
Name of Account Address of Company
Account number
Swift Code
Purpose of wire

EXHIBIT B

Name of Investors:
Phone Number and Address of Each Investor:
Name of Authorized Person for each/all Investors:
Passport Number:
Passport Date of Issuance:
E-mail Address:
Home address:
Non-U.S. Person certificate

Exhibit C:

Non-U.S. Person Certificate

To: IGC Pharma, Inc.

1.	The undersigned hereby represents, warrants and certifies that:

(a)

It is not a “U.S. Person” (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a “U.S. Person” as: (A)Any Natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)    Any estate of which any execution or administrator is a U.S. Person; (D)Any trust of which any trustee is a U.S. Person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H)	Any partnership or corporation if:

(1)	Organized or incorporated under the laws of any foreign jurisdiction; and

(2)

Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

The following are not “U.S. Persons:

(A)

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if any individual) resident in the United States;

(B)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

(1)	An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and
(2)	The estate is governed by foreign law;

(C)

Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

(D)	Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E)	Any agency or branch of a U.S. person located outside the United States if:

(1)	The agency or branch operates for valid business reasons; and

(2)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F)

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b)	The offer and scale of the Shares was made in an “offshore transaction” (as defined under Regulation Sunder the U.S. Securities Act), in that:

(i)	The undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii)	The offer to sell the Shares was not made to the undersigned in the United States.

(c)

The transaction: (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person; and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2.	The undersigned hereby covenants that:

(a)

During the period prior to one year after the Closing (the “Restricted Period”) it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b)	If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	The sale is to the Company;

(ii)

The sale is made outside the United States in a transaction meeting the requirements of Regulation Sunder the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii)

The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)

The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v)	The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3.	The undersigned acknowledges and agrees that:

(a)

The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following for:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

DURING THE PERIOD PRIOR TO ONE YEAR AFTER THE CLOSING (THE “RESTRICTED PERIOD”), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES, TO A U.S. PERSON (AS DEFINIED IN REGULATIONS UNDER THE U.S. SECURITIES ACT), OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. DURING THE RESTRICTED PERIOD HEDGING TRANSACTIONS INVOLYING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE MADE IN COMPLIANCE WITH THE U.S. SECURITES ACT. THIS PARAGRAPH SHALL HAVE NO FURTHER EFFECT SUBSEQUENT TO THE EXPIRATION OF THE RESTRICTED PERIOD AND THEREAFTER MAY BE REMOVED.

(b)	The Company will refuse to register any sale of Shares made in breach of the provisions hereof.

(c)

The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. The undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company.

Signed for Investor/ Investors
Name:
Signature of witness:
Name of Witness:
Date:

Exhibit D

IRREVOCABLE PROXY

The undersigned stockholder of IGC Pharma, Inc., a Maryland corporation (the “Company”) hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes _____________ the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the number of shares of common stock of the Company as set forth below (the “Shares”) owned by the undersigned as of ________ [__], 2023.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the purchase of the Shares pursuant to that certain 2023 Stock Purchase Agreement, dated _________ [___], 2023, between the undersigned and the Company (the “2023 Stock Purchase Agreement”).

If the undersigned has not exercised the undersigned’s voting rights on or before two business day prior to any meeting of stockholders of the Company, the attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at such meeting of stockholders of the Company, however called, and at any adjournment thereof, or in any written action by consent of stockholders of the Company in accordance with Section 11 of the 2023 Stock Purchase Agreement.

Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned.

This proxy has been granted with respect to 10,000,000 Shares of IGC’s Common Stock.

Signed for Investors:

By:
Name:
Authorized Signatory